Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

SATURN MERGER SUB 2, LLC

This Limited Liability Company Agreement (this “Agreement”) of Saturn Merger Sub 2, LLC (the “Company”), dated as of June 15, 2014, is adopted and entered into by LEVEL 3 COMMUNICATIONS, Inc., a Delaware corporation, as the sole member of the Company (the “Member”).  The Member and any other members admitted from time to time in accordance with the terms hereof are individually referred to herein as a “Member” and collectively referred to herein as the “Members”.

WHEREAS, the Company was formed upon the filing of the Certificate of Formation of the Company with the Secretary of State of Delaware on June 12, 2014 pursuant to the Delaware Limited Liability Company Act (the “Act”); and

WHEREAS, the Member wishes to set forth, among other things, how the business and affairs of the Company shall be managed.

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.             Formation and Name.  The undersigned does hereby form a limited liability company under the Act.  The name of the limited liability company is Saturn Merger Sub 2, LLC.  The undersigned resolves to form and continue the Company as a limited liability company pursuant to the provisions of the Act and of this Agreement and resolves that its rights and liabilities shall be as provided in the Act for members except as provided herein.

2.             Purpose.  The Company is formed for the object and purpose of, and the Company’s business is, to engage in any and all lawful acts and activities for which limited liability companies may be organized under the Act and to engage in any and all activities necessary or incidental to the foregoing.

3.             Registered Agent and Address and Executive Office.  The initial registered agent of the Company shall be The Corporation Trust Company.  The initial registered officer of the company in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.  The principal office of the Company shall be located at such place as the Member may designate from time to time.

4.             Duration.  The Company shall continue in existence perpetually unless the Company is dissolved and its affairs wound up upon the first to occur of (i) the written consent of the Member to dissolve the Company; (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (iii) the sale, transfer or other disposition of all or substantially all the assets of the Company.

5.             Fiscal Year.  The fiscal year of the Company shall begin on January 1 of each year and end on December 31 of that year.

6.             Members.  The name and business address of the sole Member is as follows:

Name and Address

Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, CO 80021

7.             Management.

(a)           Management of the Company Generally.  The business and affairs of the Company shall be managed by a board of managers, referred to herein as a board of managers (each a “Manager,” and collectively, the “Board of Managers”). The Board of Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or relevant to the management of the Company’s business and objectives. No one Manager may take or effect any action on behalf of the Company or otherwise bind the Company in the absence of a formal delegation of authority by the Board of Managers to such Manager.

Unless authorized to do so by the Act, by this Agreement or by the Board of Managers of the Company, no Member, attorney-in-fact, officer, employee or other agent of the Company shall have any power or authority to bind the Company.

(b)           Qualifications.  Each Manager of the Company shall be a natural person who need not be a resident of the State of Delaware.

(c)           Number, Election, Tenure and Qualifications.  The number of Managers of the Company shall be fixed from time to time by the Members owning a majority interest. In no instance shall there be less than two (2) Managers.  Initially, there shall be two (2) Managers:

Jeff Storey

John Ryan

Managers shall be elected by the Members owning a majority interest. Each Manager shall hold office until his successor shall have been elected and qualified. Managers need not be Members of the Company.

(d)           Managers Have No Exclusive Duty to the Company. A Manager shall not be required to manage the Company as his or her sole and exclusive function and he or she may have other business interests and engage in activities in addition to those relating to the Company.  Neither the Company, the Members, nor any other Manager shall have any right, by virtue of this agreement, to share or participate in such other investments or activities of the Manager or in the income or proceeds derived therefrom.

(e)           Bank Accounts. The Board of Managers may from time to time authorize the opening of bank accounts in the name and on behalf of the Company and the Board of Managers shall determine who shall have the signatory power over such accounts.

(f)            Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company and the other Managers of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

(g)           Removal. All or any lesser number of Managers may be removed at any time, with or without cause, by the Members owning a majority interest.  The removal of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

(h)           Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the Members owning a majority interest.  Any Manager’s position to be filled by reason of an increase in the number of Managers shall be filled by the Members at a meeting of Members called for that purpose or by the Members’ unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and shall hold office until the expiration of such term and until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal.  A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until his or her successor shall be elected and qualified, or until his or her earlier death, resignation or removal.

(i)            Meetings. Meetings of the Board of Managers, for any purpose or purposes, may be called by any Member or by a majority of the Managers.

(j)            Place of Meetings.  The Board of Managers may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Board of Managers.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company.

(k)           Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three (3) nor more than thirty (30) days before the date of the meeting, either personally or by mail or by facsimile transmission (or other electronic means), by or at the direction of the Board of Managers or Member or Members calling the meeting, to each Manager entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to each Manager at the address of the Company, with postage thereon prepaid.  If sent by facsimile transmission (or other electronic means}, such notice shall be deemed to be delivered on dispatch to each Manager at the address of the Company.

(l)            Quorum and Voting.  Two (2) Managers shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Managers, the Manager present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by the Act or this Agreement, the vote of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers.

(m)          Conference Telephone.  Any Manager may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment shall constitute presence in person at such meeting.

(n)           Action by Board of Managers Without a Meeting. Action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Manager entitled to vote and delivered to the Board of Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Managers entitled to vote have signed the consent, including by facsimile, pdf or other means of electronic transmission, unless the consent specifies a different effective date.

(o)           Waiver of Notice.  Notice of a meeting need not be given to any Manager if a waiver of notice, acknowledged by such Manager before or after the meeting, is filed with the minutes of the meeting, or to any Manager who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Manager. The waiver of notice or consent need not specify the purpose of the meeting.

8.             Officers.

(a)           The Board of Managers may appoint and elect (as well as remove or replace with or without cause), as it deems necessary, a President, Vice Presidents, a Treasurer and a Secretary, or such other officers (collectively, the “Officers”). The compensation, if any, of the Officers shall be determined by the Board of Managers. The initial Officers, to serve until their respective successors are duly appointed, are:

Jeff Storey	CEO and President
Sunit Patel	Executive Vice President and Chief Financial Officer
John Ryan	Executive Vice President, Chief Legal Officer and Secretary
Neil Eckstein	Senior Vice President, Assistant General Counsel and Assistant Secretary
Rafael Martinez-Chapman	Senior Vice President and Treasurer
Douglas Richards	Senior Vice President
Eric Mortensen	Senior Vice President and Controller
Laurinda Pang	Executive VP and Chief Administrative Officer

(b)           The Officers and any other authorized person shall perform such duties and may exercise such powers as may be assigned to them by the Board of Managers.

(c)           Unless the Board of Managers decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section 8 is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 8.  Any number of titles may be held by the same person.  Any delegation pursuant to this Section 8 may be revoked at any time by the Board of Managers.

(d)           Unless authorized to do so by the Board of Managers, no Officer shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

9.             Authorized Membership Interests. The Company is authorized to issue 100 membership units, all of which are issued to the sole Member.

10.          Capital Contributions.  Capital contributions shall be made in cash or in other assets as may be agreed by the Board of Managers; provided, however, that unless otherwise determined by the Board of Managers, no Member shall be required to make any capital contribution to the Company.  The sole Member has contributed $1.00, in cash, and no other property, to the Company.

11.          Allocations of Profits and Losses/Distributions.  All profits and losses of the Company shall be allocated to the Member.  All distributions by the Company shall be allocated in the same proportion as profits and losses.

12.          Tax Status.  The Company shall be treated as a disregarded entity of the Member for federal and state income tax purposes.

13.          New Members/Transfers.  New Members of the Company may be admitted only with the written consent of the Member.  In the event of such admission, this Agreement shall be amended and/or restated, as determined by the Member, in its sole discretion.  No Member may sell, assign (by operation of law or otherwise), pledge, hypothecate or otherwise transfer its interest in the Company without the consent of the Member.  Any purported transfer of all or any part of an interest in the Company in contravention of this Section 13 shall be null and void ab initio and of no force or effect.

14.          Limited Liability of Members.  The Members, including the Member, shall not be liable for any debts, obligations or liabilities of the Company.

15.          Winding up Affairs and Distribution of Assets.

(a)           Upon a winding up of the Company, the Member shall be the liquidating Member (the “Liquidating Member”) and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company.  The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods:  (1) selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to the Member in accordance with Section 11 hereof; or (2) distributing the Company assets to the Member in kind in accordance with Section 11 hereof (after adequate provision for all liabilities and expenses shall have been made).

If the Company shall employ method (1) as set forth in this Section 15 above in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority:  (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member) and at the expiration of such period as the Liquidating Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members; and (v) fifth, to the Members in accordance with Section 11.

In connection with the liquidation of the Company, the Member shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of the Member.  Any bid made by the Member for all or any portion of the assets shall be made, if at all, within thirty (30) days after the Liquidating Member shall have requested such bids.

16.          Amendments.  The Member may amend this Agreement at any time by written instrument signed by it and filed with the books and records of the Company.  Pending any replacement or amendment of this Agreement, it is intended that the provisions of the Act be controlling as to any matters not set forth in this Agreement.

17.          Indemnification.  The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that such person is or was a Member, manager or officer of the Company or, while a Member, manager or officer of the Company, is or was serving at the request of the Company as a Member, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding or any claim made in connection therewith. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 17. Subject to the second sentence of the next paragraph, the Company shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the Member.

The Company shall pay the expenses (including attorneys’ fees) incurred by any person that is or was a manager or officer of the Company or, while a Member, manager or officer of the Company, is or was serving at the request of the Company as a Member, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such a person in defending any Proceeding in advance of its final disposition shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Section l7 or otherwise. If a claim for indemnification or payment of expenses under this Section 17 is not paid in full within sixty (60) calendar days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

The rights conferred on any person by this Section 17 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Certificate of Formation, agreement, or vote or resolution of the Member or otherwise. The Company’s obligation, if any, to indemnify any person that was or is serving at its request as a Member, manager, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.

Any amendment, modification or repeal of the foregoing provisions of this Section 17 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The indemnification and advancement of expenses provided by or granted pursuant to this Section 17 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Member, manager, officer, employee or agent of the Company or other person indemnified hereunder and shall inure to the benefit of the heirs, executors and administrators of such person.

18.          Miscellaneous.

(a)           Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(b)           Captions.  All captions used in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first written above.

Member:

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ John M. Ryan
Name:	John M. Ryan
Title:	Chief Legal Officer

[Signature Page to Saturn Merger Sub 2, LLC Agreement]